TWELFTH AMENDMENT TO THE CUSTODY AGREEMENT

THIS TWELFTH AMENDMENT, effective as of August 19, 2019, to the Custody Agreement, originally made and entered into as of January 4, 2013, as amended May 16, 2013 July 24, 2013, October 5, 2013, October 29, 2013, April 10, 2014, November 18, 2014, February 17, 2015, October 28, 2015, August 1, 2016, February 19, 2019, March 28, 2019, and August 12, 2019 (the "Agreement''), is entered into by and between ADVISORS PREFERRED TRUST, a Delaware statutory trust, (the "Trust") and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Custodian desire to amend the Agreement to add an additional series, the Hundredfold Select Alternative Fund; and

WHEREAS, Article 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF the parties hereto have caused this Eleventh Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS PREFERRED TRUST	U.S. BANK NATIONAL ASSOCIATION

By: /s/___________________________	By: /s/___________________________

Printed Name: Catherine Ayers-Rigsby	Printed Name: Jeanine M. Bajczyk

Title: President	Title: Senior Vice President

Amended Exhibit B

to the

Custody Agreement – Advisors Preferred Trust (Fund Names)

Name of Series

OnTrack Core Fund

The Gold Bullion Strategy Fund

The Gold Bullion Strategy Portfolio

Quantified Managed Income Fund

Quantified All-Cap Equity Fund

Quantified Market Leaders Fund

Quantified Alternative Investment Fund

Quantified STF Fund

Spectrum Low Volatility Fund

Spectrum Advisors Preferred Fund

Kensington Managed Income Fund

Hundredfold Select Alternative Fund

Quantified Tactical Fixed Income Fund

Quantified Evolution Plus Fund

Quantified Common Ground Fund

Quantified Pattern Recognition Fund